UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐  Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
WEBMD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WEBMD CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 29, 2005

To the Stockholders of WebMD Corporation:
      NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Corporation will be held at 10:00 a.m., Eastern time, on September 29, 2005 at the Sheraton Crossroads Hotel, 12th Floor, One International Boulevard, Mahwah, New Jersey 07495, for the following purposes:

1. To elect two Class I directors of WebMD, each to serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal; and

2. To consider and vote on a proposal to approve an amendment to WebMD’s Eleventh Amended and Restated Certificate of Incorporation, as amended, to change the corporate name of WebMD to Emdeon Corporation; and

3. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2005; and

4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
      None of the proposals requires the approval of any other proposal to become effective.
      Only stockholders of record at the close of business on August 5, 2005 will be entitled to vote at this meeting. The stock transfer books will not be closed.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of WebMD Corporation

Charles A. Mele
Executive Vice President,
General Counsel and Secretary
Elmwood Park, New Jersey
August [          ], 2005
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS
PROXY STATEMENT
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
VOTING RIGHTS AND RELATED MATTERS
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: AMENDMENT OF THE WEBMD CHARTER TO CHANGE THE CORPORATE NAME OF WEBMD TO EMDEON CORPORATION
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS
ANNEX A
ANNEX B
ANNEX C
ANNEX D

FORWARD-LOOKING STATEMENTS
      This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.
      Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.
      The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 29, 2005
      This Proxy Statement and the enclosed form of proxy are furnished to stockholders of WebMD Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our common stock, par value $0.0001 per share, and holders of outstanding shares of our Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share, which we refer to as our convertible preferred stock, for use at our Annual Meeting of Stockholders to be held on September 29, 2005, at 10:00 a.m., Eastern time, at the Sheraton Crossroads Hotel, 12th Floor, One International Boulevard, Mahwah, New Jersey 07495, and at any adjournment or postponement thereof. The date of this Proxy Statement is August [          ], 2005 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August [          ], 2005.
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
      The following proposals will be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of two Class I directors of WebMD, each to serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal. The two nominees are:

Neil F. Dimick
Joseph E. Smith

•	Proposal 2: A proposal to approve an amendment to our Eleventh Amended and Restated Certificate of Incorporation, as amended (the “WebMD Charter”), to change the corporate name of WebMD to Emdeon Corporation.

•	Proposal 3: A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2005.
      Our Board of Directors recommends a vote “FOR” the election of each the nominees for director listed in Proposal 1 and “FOR” each of Proposals 2 and 3.
VOTING RIGHTS AND RELATED MATTERS
      Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	FOR the election of each of the nominees for director listed below in Proposal 1;

•	FOR the amendment to the WebMD Charter to change the corporate name of WebMD to Emdeon Corporation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2005.
None of the proposals requires the approval of any other proposal to become effective.
      A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked,

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting, or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
      Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.
      Our Board of Directors does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.
Record Date and Outstanding Shares
      Our Board of Directors has fixed the close of business on August 5, 2005 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our stock at the close of business on the record date are entitled to notice of and to vote at the meeting.
      As of the close of business on the record date, there were [          ] shares of our common stock outstanding and entitled to vote held of record by approximately [          ] stockholders, although we believe that there are approximately [          ] beneficial owners of our common stock. As of the close of business on the record date, there were 10,000 shares of our convertible preferred stock outstanding and entitled to vote held of record by one stockholder. The 10,000 shares of convertible preferred stock outstanding as of the record date are convertible into 10,638,297 shares of our common stock in the aggregate.
      No other voting securities of WebMD are outstanding.
Vote and Quorum Required
      Holders of our common stock are entitled to one vote for each share held as of the record date. Holders of our convertible preferred stock are entitled to vote together with the holders of our common stock on an as converted to common stock basis. Votes may be cast either in person or by properly executed proxy.

      The presence, in person or by properly executed proxy, of the holders of a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. For purposes of determining the voting power of our shares, the aggregate voting power of the outstanding shares of our common stock is equal to the [          ] shares of common stock outstanding, and the aggregate voting power of the outstanding shares of our convertible preferred stock is equal to the 10,638,297 shares of common stock into which those shares of convertible preferred stock are convertible. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a broker non-vote). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
      Proposal 1 (Election of Directors). Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the two nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for a nominee will result in that nominee receiving fewer votes for election.
      Proposal 2 (Amendment to the WebMD Charter to Change Our Corporate Name to Emdeon Corporation). The affirmative vote of the holders of a majority of the voting power of the shares outstanding as of the record date is required to approve the amendment of the WebMD Charter described in Proposal 2. An abstention or broker non-vote with respect to Proposal 2 will have the same effect as a vote against Proposal 2 because it is one less vote for approval.
      Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm). The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor described in Proposal 3. Abstentions and broker non-votes with respect to Proposal 3 will not be considered votes cast for or against such ratification and, accordingly, will have no impact on the outcome of the vote with respect to Proposal 3.
Expenses of Proxy Solicitation
      We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our common stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting at a cost of approximately $6,500 plus reimbursement of out-of-pocket expenses.
No Appraisal Rights
      Holders of our common stock and convertible preferred stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table sets forth information with respect to the beneficial ownership of WebMD common stock, as of July 21, 2005 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of our common stock, by each of our directors, by each of our named executive officers, as described below under “Executive Compensation,” and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361.
      All of the outstanding shares of our convertible preferred stock are held by CalPERS/ PCG Corporate Partners, LLC, which has sole voting and investment power with respect to all such shares. Holders of our convertible preferred stock have the right to vote, together with the holders of our common stock on an as converted to common stock basis, on matters that are put to a vote of the holders of our common stock. The 10,000 shares of convertible preferred stock outstanding as of July 21, 2005 are convertible into 10,638,297 shares of our common stock in the aggregate. The address of CalPERS/ PCG Corporate Partners, LLC is c/o Pacific Corporate Group LLC, 1200 Prospect Street, Suite 200, La Jolla, California 92037.

	Common				Total	Percent of
Name and Address of Beneficial Owner	Stock(1)		Other(2)		Shares	Outstanding(2)

FMR Corp.	33,955,709	(3)	—		33,955,709	9.8%
82 Devonshire Street
Boston, Massachusetts 02109
Manning & Napier Advisors, Inc.	26,429,000	(4)	—		26,429,000	7.7%
1100 Chase Square
Rochester, New York 14604
Perry Corp.	23,266,684	(5)	—		23,266,684	6.7%
599 Lexington Ave., 36th Fl
New York, New York 10022
Merrill Lynch & Co., Inc.	18,885,751	(6)	—		18,885,751	5.5%
World Financial Center, North Tower
2500 Vesey Street
New York, New York 10381
Mark J. Adler, M.D.	32,600	(7)	150,166		182,766	*
Paul A. Brooke	371,667	(8)	124,166		495,833	*
Kevin M. Cameron	305,155	(9)	1,462,168		1,767,323	*
Andrew C. Corbin	33,169	(10)	150,000		183,169	*
Neil F. Dimick	—		35,416		35,416	*
Wayne T. Gattinella	29,835	(11)	519,700		549,535	*
Tony G. Holcombe	137,500	(12)	100,000		237,500	*
Roger C. Holstein	59,775	(13)	2,434,000	(14)	2,493,775	*
James V. Manning	859,047	(15)	162,166		1,021,213	*
Charles A. Mele	143,075	(16)	2,518,000		2,661,075	*
Herman Sarkowsky	533,494	(17)	424,166		957,660	*
Joseph E. Smith	29,250		150,166		179,416	*
Martin J. Wygod	8,642,395	(18)	3,685,000		12,327,395	3.5%
All executive officers and directors as a group (16 persons)	11,166,483		12,593,614		23,760,097	6.6%

*	Less than 1%

(1)	The amounts set forth below include 236 shares allocated to each of Messrs. Gattinella, Holstein, Mele and Wygod and 155 shares allocated to Mr. Cameron pursuant to the WebMD Corporation Performance Incentive Plan, a retirement plan intended to be qualified under Section 401(a) of the Internal Revenue Code (which we refer to in this table as PIP Shares). The amount set forth below for “All executive officers and directors as a group” includes an aggregate of 1,571 PIP Shares. Performance Incentive Plan participants do not have dispositive power with respect to PIP Shares (including vested PIP Shares) until the shares are distributed in accordance with the terms of the Plan. Participants will forfeit all rights with respect to unvested PIP Shares if they leave WebMD for any reason other than death or disability. Generally, one-third of the number of PIP Shares allocated to each participant vests on each December 31 following the allocation. Messrs. Cameron, Corbin, Gattinella, Holcombe and Mele are beneficial owners of shares of common stock of WebMD subject to vesting requirements based on continued employment by WebMD (which we refer to as Restricted Stock) in the respective amounts stated in the footnotes below. Holders of Restricted Stock have voting power, but not dispositive power, with respect to unvested shares of Restricted Stock. For information regarding the vesting schedules of the Restricted Stock, see “Executive Compensation — Summary Compensation Table” below.

(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other,” with respect to each person listed, the number of shares of WebMD common stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of July 21, 2005. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of July 21, 2005 (which was 345,286,788) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	The information shown is as of December 31, 2004 and is based upon information disclosed by FMR Corp., Fidelity Management and Research Company, Fidelity Growth Company Fund, Abigail P. Johnson and Edward C. Johnson, 3d in a Schedule 13G filed with the SEC. Such persons reported that FMR Corp. and the other members of the filing group had, as of December 31, 2004, sole power to dispose of or to direct the disposition of 33,955,709 shares of WebMD common stock and sole power to vote or to direct the vote of 656,129 shares of WebMD common stock. Sole power to vote the other shares of WebMD common stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares. The interest of Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 23,319,200 shares of WebMD common stock as of December 31, 2004.

(4)	The information shown is as of December 31, 2004 and is based upon information disclosed by Manning & Napier Advisors, Inc. in a Schedule 13G filed with the SEC. Manning & Napier reported that, as of December 31, 2004, it had sole power to vote or direct the vote of 24,338,500 shares of WebMD common stock and sole power to dispose of or to direct the disposition of 2,090,500 shares of WebMD common stock.

(5)	The information shown is as of December 31, 2004 and is based upon information disclosed by Perry Corp. and Richard C. Perry in a Schedule 13G filed with the SEC. Such persons reported that they have sole power to vote or direct the vote and sole power to dispose or to direct the disposition of 23,266,684 shares of WebMD common stock.

(6)	The information shown is as of December 31, 2004 and is based upon information disclosed by Merrill Lynch & Co., Inc. (ML&Co.) on behalf of Merrill Lynch Investment Managers (MLIM) in a Schedule 13G filed with the SEC. ML&Co., on behalf of MLIM, reported having shared power to dispose or to direct the disposition of 18,885,751 shares of WebMD common stock and shared power to vote or to direct the voting of 18,885,751 shares of WebMD common stock. As described in the Schedule 13G, MLIM is an operating division of ML&Co.’s indirectly owned asset management subsidiaries and, as of December 31, 2004, the following asset management subsidiaries held shares of WebMD common stock: Fam (Sub) Adv Prudential Investments LLC; Asset Management, L.P.; Merrill Lynch Global Asset Management, Ltd.; Merrill Lynch Investment Managers, L.P.; and Merrill Lynch Investment Managers, LLC.

(7)	Represents 10,000 shares held by Dr. Adler, 22,000 shares held by the Adler Family Trust and 600 shares held by Dr. Adler’s son.

(8)	Represents 170,000 shares held by Mr. Brooke and 201,667 shares held by PMSV Holdings LLC, of which Mr. Brooke is the managing member.

(9)	Represents 10,000 shares held by Mr. Cameron, 155 PIP Shares and 295,000 shares of Restricted Stock.

(10)	Represents 8,169 shares held by Mr. Corbin and 25,000 shares of Restricted Stock.

(11)	Represents 4,599 shares held by Mr. Gattinella, 236 PIP Shares and 25,000 shares of Restricted Stock.

(12)	Represents 12,500 shares held by Mr. Holcombe and 125,000 shares of Restricted Stock.

(13)	Represents 58,582 shares held by Mr. Holstein, 957 shares allocated to Mr. Holstein’s account under a 401(k) Plan and 236 PIP Shares. Information regarding Mr. Holstein’s beneficial ownership in the column entitled “Common Stock” is given as of April 27, 2005, the date of his resignation from WebMD.

(14)	Information regarding Mr. Holstein’s options to purchase WebMD common stock included in the column entitled “Other” reflects the number of shares of WebMD common stock that Mr. Holstein had the right to acquire pursuant to options that are currently exercisable or that will become exercisable within 60 days of July 21, 2005.

(15)	Represents 787,800 shares held by Mr. Manning and 71,247 shares held by Synetic Foundation, Inc. (d/b/a WebMD Charitable Fund), a charitable foundation of which Messrs. Manning and Wygod are trustees and share voting and dispositive power.

(16)	Represents 99,233 shares held by Mr. Mele, 1,622 shares allocated to Mr. Mele’s account under a 401(k) Plan, 236 PIP Shares, 25,000 shares of Restricted Stock and 16,984 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Mele and Wygod are trustees and share voting and dispositive power.

(17)	Represents 437,662 shares held by Mr. Sarkowsky and 95,832 shares held by Sarkowsky Family L.P.

(18)	Represents 8,384,996 shares held by Mr. Wygod, 236 PIP Shares, 7,600 shares held by Mr. Wygod’s spouse, 161,332 shares held by SYNC, Inc., which is controlled by Mr. Wygod, 71,247 shares held by Synetic Foundation, Inc. (d/b/a WebMD Charitable Fund), a charitable foundation of which Messrs. Wygod and Manning are trustees and share voting and dispositive power, and 16,984 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

PROPOSAL 1:
ELECTION OF DIRECTORS
      Our Board of Directors has eight members. Two of the members are also employees of WebMD: Mr. Cameron, our Chief Executive Officer; and Mr. Wygod, Chairman of the Board. Six of the members are non-employee directors: Dr. Adler and Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith. Our Board of Directors has determined that each of the non-employee directors is also an independent director under applicable SEC rules and NASDAQ Stock Market listing standards. The non-employee directors meet regularly without any employee directors or other WebMD employees present.
      Our Board of Directors is divided into three classes, two of which currently have three directors and one of which has two directors. At each Annual Meeting, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term.
      At this year’s Annual Meeting, the terms of the two Class I directors, Neil F. Dimick and Joseph E. Smith, will expire. The Board of Directors, based on the recommendation of the Nominating Committee of the Board, has nominated Messrs. Dimick and Smith for re-election at the Annual Meeting, to serve for a three-year term expiring at our Annual Meeting in 2008 and until his successor is elected and has qualified or until his earlier resignation or removal.
      The persons named in the enclosed proxy intend to vote for the election of Messrs. Dimick and Smith, unless you indicate on the proxy card that your vote should be withheld.
      Our Board of Directors recommends a vote “FOR” the election of these nominees as directors.
      We have inquired of each nominee and have determined that each will serve if elected. While our Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.
Information Regarding the Nominees and Continuing Directors
      Biographical information regarding the nominees for election as Class I directors at the Annual Meeting and the incumbent Class II and Class III directors is included below.
Nominees for election as Class I directors for a term expiring 2008:

Neil F. Dimick	56	Neil F. Dimick has been a director of our company since December 2002. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002 and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the Boards of Directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Thoratec Corporation, a developer of products to treat cardiovascular disease; and Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis.

Joseph E. Smith	66	Joseph E. Smith has been a director of our company since September 2000. Mr. Smith was a director of CareInsite, Inc. from 1999 until its acquisition by our company in September 2000. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith serves on the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and on the Board of Trustees of the International Longevity Center, a non-profit organization. He also serves as a director of two privately-held companies: Esprit Pharma, Inc., a specialty pharmaceutical firm; and Symphony Neuro Development Company, a biopharmaceutical firm.
Incumbent Class II directors with a term expiring 2006:

Paul A. Brooke	59	Paul A. Brooke has been a director of our company since November 2000. Mr. Brooke is Chairman and Chief Executive Officer of Ithaka Acquisition Corporation, a development stage company, and has been the Managing Member of PMSV Holdings LLC, a private investment firm, since 1993 and a Venture Partner of MPM Capital, a venture capital firm specializing in the healthcare industry, since 1997. Mr. Brooke has also been an Advisory Director to Morgan Stanley since April 2000. From 1983 until April 1999, Mr. Brooke was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley. From April 1999 until May 2000, he was a Managing Director at Tiger Management LLC. He serves as a member of the Boards of Directors of the following other public companies: Incyte Corporation, a drug discovery company; and Viropharma Incorporated, a pharmaceutical company. He also serves as a director of a number of privately-held firms including Arriva Pharmaceuticals, Inc.

James V. Manning	58	James V. Manning has been a director of our company since September 2000. He served as a director of CareInsite, Inc. from 1999 until its acquisition by our company in September 2000. From 1989 until its merger with our company in September 2000, Mr. Manning was a member of the Board of Directors of Synetic, Inc., which changed its name to Medical Manager in July 1999 when it acquired the company of that name. In addition, he was Vice Chairman of the Board of Synetic from March 1998 to July 1999 and was its Chief Executive Officer from January 1995 to March 1998.

Martin J. Wygod	65	Martin J. Wygod has served as Chairman of the Board of Directors of our company since March 2001 and as a director since September 2000. October 2000 until May 2003, he also served as our Chief Executive Officer. From September 2000 until October 2000, Mr. Wygod served as Co-Chief Executive Officer of our company. For more than five years prior to its merger with our company in September 2000, Mr. Wygod was Chairman of the Board and a director of Synetic, Inc., which changed its name to Medical Manager in July 1999 when it acquired the company of that name. He also served as Chairman of the Board of CareInsite, Inc. from 1999 until its acquisition by our company in September 2000. Since May 2005, Mr. Wygod has also served as Chairman of the Board of our WebMD Health Corp. subsidiary, which has filed a Registration Statement on Form S-1 with respect to an initial public offering of its Class A common stock. For additional information, see “Proposal 2” below. Mr. Wygod is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc.
Incumbent Class III directors with a term expiring 2007:

Mark J. Adler, M.D.	48	Mark J. Adler, M.D., has been a director of our company since September 2000. He served as a director of CareInsite, Inc. from 1999 until its acquisition by our company in September 2000. Dr. Adler is an oncologist and has been Medical Director of the San Diego Cancer Center since he founded it in 1991 and is a director of the San Diego Cancer Research Institute. He has been the Chief Executive Officer of the internal medicine and oncology group of Medical Group of North County, which is based in San Diego, California, for more than five years. He also serves on the Scientific Advisor Board of Red Abbey Venture Partners, a private investment firm.

Kevin M. Cameron	39	Kevin M. Cameron has served as a director and as Chief Executive Officer of our company since October 2004. Mr. Cameron has held senior executive positions at our company and its predecessors since April 2000. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman. From September 2000 to January 2002, he served as Executive Vice President, Business Development of our company and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with our company in September 2000, Mr. Cameron served as Executive Vice President, Business Development of Medical Manager Corporation. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney, which is now part of Citigroup.

Herman Sarkowsky	80	Herman Sarkowsky has been a director of our company since November 2000. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years. From 1989 until its merger with our company in September 2000, Mr. Sarkowsky also served as a director of Synetic, Inc., which changed its name to Medical Manager in July 1999 when it acquired the company of that name.

      No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of our company and any other person pursuant to which any of them were selected as a director or executive officer, except that Messrs. Manning, Smith and Wygod and Dr. Adler were originally appointed as directors in connection with the merger transactions in September 2000 involving our company, Medical Manager and CareInsite.
Communications With Our Directors
      Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating Committee or discussed at the next scheduled Nominating Committee meeting; or

•	if they relate to the operations of our company, forwarded to the appropriate officers of our company, and the response or other handling reported to the Board at the next scheduled Board meeting.
Meetings and Committees of the Board of Directors
      Our Board of Directors met 14 times during 2004. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. During 2004, each of our current directors attended 75% or more of the meetings held by our Board and the Board committees on which he served.
      Our Board of Directors currently has five standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, a Governance & Compliance Committee and a Nominating Committee. The Compensation Committee, the Audit Committee, the Governance & Compliance and the Nominating Committee each have the authority to retain such outside advisors as they may determine to be appropriate.
      WebMD’s Board of Directors encourages its members to attend our Annual Meetings of Stockholders. All of our directors attended the 2004 Annual Meeting.
      Executive Committee. The Executive Committee, which met twice during 2004, is currently comprised of Messrs. Brooke, Cameron, Manning, Smith and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.
      Audit Committee. The Audit Committee, which met 12 times during 2004, is currently comprised of Messrs. Brooke, Manning and Smith; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and NASDAQ Stock Market listing standards. In addition, the Board of Directors of WebMD has determined that Mr. Manning qualifies as an “audit committee financial expert,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002, based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.
      The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the Audit Committee Charter, as amended through February 23, 2005, is included as Annex A to this Proxy

Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of WebMD’s Code of Business Conduct. A copy of WebMD’s Code of Business Conduct, as amended, was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. WebMD’s Code of Business Conduct applies to all directors and employees of WebMD. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on our corporate Web site, www.emdeon.com in the “About Emdeon” section, or in a Current Report on Form 8-K.
      Compensation Committee. The Compensation Committee, which met 11 times during 2004, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ Stock Market listing standards.
      The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of the Compensation Committee Charter, as amended through February 23, 2005, is included as Annex B to this Proxy Statement. The Compensation Committee’s responsibilities are summarized below in “Report of the Compensation Committee.”
      Nominating Committee. The Nominating Committee, which met twice during 2004, is currently comprised of Messrs. Brooke, Dimick and Sarkowsky; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable NASDAQ Stock Market listing standards. The responsibilities delegated by the Board to the Nominating Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders; and

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings.
The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the Nominating Committee Charter, as amended through February 23, 2005, is included as Annex C to this Proxy Statement. The Nominating Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or “financially literate” under applicable listing standards of The NASDAQ Stock Market and applicable law;

•	in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.
      The Nominating Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating Committee, care of Secretary, WebMD Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. To facilitate consideration by the Nominating Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating Committee for consideration at its next regular meeting.
      Governance & Compliance Committee. On October 28, 2004, our Board of Directors established, effective as of November 15, 2004, the Governance & Compliance Committee. The Governance & Compliance Committee is currently comprised of Dr. Adler and Messrs. Dimick and Manning; Mr. Dimick is its Chairman. The Governance & Compliance Committee met once in 2004. The responsibilities delegated by the Board to the Governance & Compliance Committee include:

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	assisting the Board in coordinating the activities of the Board’s other standing committees, including with respect to WebMD’s compliance programs and providing additional oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.
As part of its responsibilities relating to corporate governance, the Governance & Compliance Committee evaluates and make recommendations to the Board regarding any proposal that a stockholder intends to make at an Annual Meeting of Stockholders and for which required notice has been provided, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.
      The Governance & Compliance Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Governance & Compliance Committee Charter, as adopted on October 28, 2004, is included as Annex D to this Proxy Statement. Pursuant to that Charter, the membership of the Governance & Compliance Committee consists of the Chairpersons of the Nominating, Audit and Compensation Committees and the Chairperson of the Nominating Committee serves as the Chairperson of the Governance & Compliance Committee, unless otherwise determined by the Governance & Compliance Committee.
      Other Committees From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example,

•	Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler are members, and Mr. Smith is Chairman, of a special committee of the Board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Dr. Adler and Messrs. Dimick and Wygod are members, and Mr. Wygod is Chairman, of a special committee of the Board to provide oversight of the preparations for the initial public offering by our

WebMD Health Corp. subsidiary, which we refer to as WebMD Health (for additional information, see “Proposal 2” below); and

•	Messrs. Manning and Smith are members of a special committee of the Board authorized to make determinations relating to our stock repurchase program.

Compensation of Non-Employee Directors
      Our non-employee directors each receive an annual retainer of $30,000. The following additional annual retainers are paid to non-employee directors for service on standing committees:

•	Audit Committee — $15,000;

•	Compensation and Nominating Committees — $5,000; and

•	Governance & Compliance Committee — $10,000.
The following additional annual retainers are paid to the chairpersons of each standing committee for their services as chairperson:

•	Compensation Committee and Nominating Committee — $2,500; and

•	Audit Committee and Governance & Compliance Committee — $10,000.
      Our non-employee directors do not receive per meeting fees for service on the Board or any of its standing committees, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings.
      Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler each received $60,000 for their service, during 2004, as members of a special committee of the Board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Members of the Special Committee have each received $15,000 per quarter for their service on the Special Committee during 2005 and will continue to receive compensation for their service on that committee.
      Mr. Dimick and Dr. Adler each received $10,000 for their service, during the last quarter of 2004, as members of a special committee of the Board to provide oversight of the preparations for the initial public offering by our WebMD Health subsidiary. They have each received $10,000 per quarter for their service on that committee during 2005 and will continue to receive compensation for their service on that committee.
      Our non-employee directors are eligible to receive stock options under our 2000 Long-Term Incentive Plan and our 1996 Stock Plan. All non-employee directors receive stock options pursuant to automatic annual grants of stock options under our 2000 Long-Term Incentive Plan made on each January 1. Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith and Dr. Adler each received automatic annual grants of options to purchase 20,000 shares of WebMD common stock on January 1, 2004 (with an exercise price of $8.99 per share) and January 1, 2005 (with an exercise price of $8.16 per share).

EXECUTIVE OFFICERS

Name	Age	Positions

Kevin M. Cameron	39	Chief Executive Officer
Tony G. Holcombe	49	President; and President of Emdeon Business Services
Andrew C. Corbin	42	Executive Vice President and Chief Financial Officer
Wayne T. Gattinella	53	Chief Executive Officer and President of WebMD Health
Kirk G. Layman	46	Executive Vice President, Administration
Charles A. Mele	49	Executive Vice President, General Counsel and Secretary
William G. Midgette	49	Chief Executive Officer of Porex
Matthew B. Townley	49	President of Emdeon Practice Services
Anthony Vuolo	47	Executive Vice President, Business Development
Martin J. Wygod	65	Chairman of the Board
      Biographical information regarding our executive officers who are not also nominees or continuing directors is set forth below:
      Tony G. Holcombe has served as President of our company since October 2004 and as President of our Emdeon Business Services segment (formerly known as WebMD Business Services) since December 2003. From September 2002 to December 2003, Mr. Holcombe was Chairman and Chief Executive Officer of Valutec Card Solutions, Inc., a privately held provider of financial services products to a variety of industries, and he continues to serve as a member of its Board of Directors. From May 1999 to September 2002, Mr. Holcombe was President of the Employer/Employee Services division of Ceridian Corporation, an information services company, and from May 1997 to May 1999, he served as President of the Comdata subsidiary of Ceridian. Prior to May 1997, Mr. Holcombe served in senior management positions with National City Corporation, a bank holding company, the last of which was as President and CEO of its National Processing Company subsidiary, a provider of merchant credit card processing services and corporate outsourcing solutions. Mr. Holcombe is a member of the Board of Directors of the following public companies: TALX Corporation, a business process outsourcer of payroll-related and human resource services; and Syniverse Technologies Inc., a communications technology company.
      Andrew C. Corbin has served as Executive Vice President and Chief Financial Officer of our company since October 2003. From January 2005 until July 2005, Mr. Corbin also served as interim President of our Emdeon Practice Services segment (formerly known as WebMD Practices Services). For the seven years prior to joining our company, Mr. Corbin served in senior financial positions at The Bisys Group, Inc., a provider of business process outsourcing services to the financial services industry, the last of which was as its Executive Vice President and Chief Financial Officer. Prior to October 1996, Mr. Corbin held various financial positions with the following: The Limited, Inc., a retailer; General Motors Corporation, an automobile manufacturer; and Ernst & Young LLP, an accounting firm.
      Wayne T. Gattinella has served as President of our WebMD Health segment since August 2001 and as its Chief Executive Officer since April 2005. He has also served as an Executive Vice President of our company since November 2002. Previously, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for PeoplePC, an Internet service provider, from April 2000 to August 2001. From February 1998 to March 2000, Mr. Gattinella was President of North America for MemberWorks, Inc., a marketing services company. When our WebMD Health subsidiary was formed in May 2005 in preparation of its initial public offering, Mr. Gattinella was appointed its Co-CEO and President and, since July 2005, has served as its sole CEO. He also serves as a director of our WebMD Health subsidiary.
      Kirk G. Layman has been Executive Vice President, Administration of our company since April 2002 and, from May 2003 to October 2003, also served as our Acting Chief Financial Officer. Mr. Layman has held senior executive positions at our company and its predecessors since 1997. From September 2000 to

April 2002, Mr. Layman served as Senior Vice President, Finance of our company. From March 1999 until its merger with our company in September 2000, Mr. Layman served as Senior Vice President — Finance and Chief Accounting Officer of Synetic, Inc., which changed its name to Medical Manager in July 1999 when it acquired the company of that name. Prior to that, he served as Vice President — Financial Analysis of Synetic from May 1997 to March 1999. Prior to joining Synetic, Mr. Layman was with the accounting firm of Arthur Andersen, where he was a partner since 1995.
      Charles A. Mele has been Executive Vice President, General Counsel and Secretary of our company since January 2001. Mr. Mele has served in senior executive positions for our company and its predecessors since 1995. Mr. Mele was Executive Vice President and Co-General Counsel of our company from September 2000 until January 2001. He served as a director of CareInsite, Inc. from 1998 until its acquisition by our company in September 2000. From March 1998 until its merger with our company in September 2000, Mr. Mele was Executive Vice President — General Counsel of Synetic, Inc., which changed its name to Medical Manager in July 1999 when it acquired the company of that name. In addition, he was Vice President — General Counsel of Synetic from July 1995 to March 1998.
      William G. Midgette has been Chief Executive Officer of our Porex segment since August 2002 and has been an Executive Vice President of our company since March 2003. For more than five years prior to that, Mr. Midgette served in senior management positions at C. R. Bard, Inc., a healthcare products company, the last of which was President, Bard International.
      Matthew B. Townley has been President of our Emdeon Practice Services segment (formerly known as WebMD Practice Services) and an Executive Vice President of our company since July 2005. From 1997 to July 2005, Mr. Townley served as Chief Executive Officer and President of Longview Solutions, a privately held enterprise software company. From 1982 to 1989 and from 1991 to 1997, Mr. Townley held various operational and management positions at Shared Medical Systems (now known as Siemens Medical Solutions Health Services Corporation), a provider of software and services to hospitals and medical practices, the last of which was as Senior Vice President, Health Solutions and a member of its leadership team, with oversight responsibility for product development and marketing across its business.
      Anthony Vuolo has been Executive Vice President, Business Development of our company since May 2003. Mr. Vuolo has served in several executive positions at our company and its predecessors since 1994. From September 2000 to May 2003, Mr. Vuolo was Executive Vice President and Chief Financial Officer of our company. From March 1999 until its merger with our company in September 2000, Mr. Vuolo was Senior Vice President — Business Development and Treasurer of Synetic, Inc., which changed its name to Medical Manager in July 1999 when it acquired the company of that name. Prior to that, he was Executive Vice President — Finance and Administration and Chief Financial Officer of Synetic from March 1998 until March 1999. Since May 2005, Mr. Vuolo has also served as Executive Vice President — Finance and Chief Financial Officer of our WebMD Health subsidiary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our common stock satisfied all applicable filing requirements.

EXECUTIVE COMPENSATION
      The following table sets forth information concerning the compensation earned for services rendered to WebMD by the “named executive officers,” which is defined under SEC rules to include a company’s chief executive officer and other specified highly compensated executive officers.
Summary Compensation Table

							Long-Term Compensation
							Awards
		Annual Compensation
							Restricted		Securities
						Other Annual	Stock		Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)	Awards($)(1)		Options(#)	Compensation($)

Kevin M. Cameron	2004	502,500		402,000		—	2,179,950	(3)	1,700,000	—
Chief Executive	2003	270,000		—		—	—		—	588,580	(4)
Officer(2)	2002	146,400		—		—	—		—	257,350	(5)

Andrew C. Corbin	2004	450,000		415,000	(6)	—	322,125	(7)	—	—
Executive Vice	2003	100,385	(8)	122,917	(9)	—	—		600,000	—
President and Chief
Financial Officer

Wayne T. Gattinella	2004	450,000		300,000		—	322,125	(7)	250,000	—
CEO and President	2003	450,000		125,000		—	—		—	—
of WebMD Health	2002	410,000		165,000		—	—		—	—

Tony G. Holcombe	2004	475,000		300,000		—	1,021,125	(10)	400,000	—
President	2003	22,500	(11)	—		—	—		400,000	—

Roger C. Holstein	2004	915,000		402,000		—	715,547	(12)	—	—
Former CEO of	2003	861,538		—		—	—		500,000	—
WebMD Health(2)	2002	480,000		450,000		—	—		1,000,000	—

Charles A. Mele	2004	450,000		300,000		—	322,125	(7)	250,000	—
Executive Vice	2003	450,000		—		—	—		—	—
President,	2002	450,000		350,000		—	—		—	—
General Counsel
and Secretary

Martin J. Wygod	2004	1,260,000		402,000		—	—		—	—
Chairman of the	2003	1,308,900		—		—	—		—	—
Board	2002	1,400,000		475,000		—	—		—	—

(1)	Holders of restricted shares of WebMD common stock (which we refer to as Restricted Stock) have voting power and the right to receive dividends, if any are declared on WebMD common stock, with respect to shares of Restricted Stock, but their ability to sell shares of Restricted Stock is subject to vesting requirements based on continued employment, as described in the footnotes below. The dollar value of Restricted Stock listed in this column is calculated by multiplying the number of shares granted by the closing market price of WebMD common stock on the date of each grant, as described in the footnotes below.

(2)	Mr. Cameron became our Chief Executive Officer in October 2004. Mr. Holstein was our Chief Executive Officer from May 2003 to September 2004 and served as CEO of our WebMD Health segment from October 2004 until his resignation from all positions with us in April 2005.

(3)	The dollar value listed in the table is for 305,000 shares of Restricted Stock granted during 2004 and is based on: (a) $8.59 per share, the closing market price of WebMD common stock on March 17, 2004, the date of grant of 30,000 shares of Restricted Stock, of which (i) 10,000 shares vested on March 17, 2005, (ii) 10,000 shares will vest on March 17, 2006 and (iii) 10,000 shares will vest on March 17, 2007; and (b) $6.99 per share, the closing market price of WebMD common stock on October 1, 2004, the date 275,000 shares of Restricted Stock were granted to Mr. Cameron upon becoming Chief Executive Officer of WebMD, of which (i) 46,750 shares will vest on October 1, 2005, (ii) 50,875 shares will vest on October 1, 2006, (iii) 55,000 shares will vest on October 1, 2007, (iv) 59,125 shares will vest on October 1, 2008 and (v) 63,250 shares will vest on October 1,

2009. As of December 31, 2004, the aggregate value of the 305,000 shares of Restricted Stock, all of which were unvested at that date, was $2,488,800, based on the closing market price of $8.16 per share of WebMD common stock on that date.

(4)	Consists of (a) $500,000 for the forgiveness, in January 2003, of the then outstanding principal amount of a loan that we made to Mr. Cameron in September 2000 and (b) $88,580 in payments made to Mr. Cameron pursuant to WebMD’s long-term disability plan.

(5)	Consists of (a) $11,100 in short-term disability payments made to Mr. Cameron by the State of New Jersey, (b) $168,750 in payments made to Mr. Cameron pursuant to WebMD’s short-term disability plan and (c) $77,500 in payments made to Mr. Cameron pursuant to WebMD’s long-term disability plan.

(6)	Consists of (a) a bonus for 2004 of $270,000 and (b) a one-time bonus payment of $145,000 made on the first anniversary of Mr. Corbin’s employment and included in the terms of his employment agreement as an inducement to enter into the employ of WebMD.

(7)	The dollar value listed in the table is based on $8.59 per share, the closing market price of WebMD common stock on March 17, 2004, the date of grant of 37,500 shares of Restricted Stock, of which (i) 12,500 shares vested on March 17, 2005, (ii) 12,500 shares will vest on March 17, 2006 and (iii) 12,500 shares will vest on March 17, 2007. As of December 31, 2004, the aggregate value of the 37,500 shares of Restricted Stock, all of which were unvested at that date, was $306,000, based on the closing market price of $8.16 per share of WebMD common stock on that date.

(8)	Mr. Corbin was not employed by WebMD prior to October 13, 2003. As a result, only compensation that we paid to Mr. Corbin beginning on that date is reflected in this table.

(9)	Consists of (a) a bonus for 2003 of $56,250 and (b) a one-time bonus payment of $66,667 made as an inducement to enter into the employ of WebMD, pursuant to the terms of Mr. Corbin’s employment agreement.

(10)	The dollar value listed in the table is for 137,500 shares of Restricted Stock granted during 2004 and is based on: (a) $8.59 per share, the closing market price of WebMD common stock on March 17, 2004, the date of grant of 37,500 shares of Restricted Stock, of which (i) 12,500 shares vested on March 17, 2005, (ii) 12,500 shares will vest on March 17, 2006 and (iii) 12,500 shares will vest on March 17, 2007; and (b) $6.99 per share, the closing market price of WebMD common stock on October 1, 2004, the date 100,000 shares of Restricted Stock were granted to Mr. Holcombe upon becoming President of WebMD, of which (i) 17,000 shares will vest on October 1, 2005, (ii) 18,500 shares will vest on October 1, 2006, (iii) 20,000 shares will vest on October 1, 2007, (iv) 21,500 shares will vest on October 1, 2008 and (v) 23,000 shares will vest on October 1, 2009. As of December 31, 2004, the aggregate value of the 137,500 shares of Restricted Stock, all of which were unvested at that date, was $1,122,000, based on the closing market price of $8.16 per share of WebMD common stock on that date.

(11)	Mr. Holcombe was not employed by WebMD prior to December 15, 2003. As a result, only compensation that we paid to Mr. Holcombe beginning on that date is reflected in this table.

(12)	The dollar value listed in the table is based on $8.59 per share, the closing market price of WebMD common stock on March 17, 2004, the date of grant of 83,300 shares of Restricted Stock, of which (i) 27,766 shares vested on March 17, 2005, (ii) 27,767 shares had a vesting date of March 17, 2006 and (iii) 27,767 shares had a vesting date of March 17, 2007. As of December 31, 2004, the aggregate value of the 83,300 shares of Restricted Stock, all of which were unvested at that date, was $679,728, based on the closing market price of $8.16 per share of WebMD common stock on that date. Effective as of April 27, 2005, the date of Mr. Holstein’s resignation from WebMD, all unvested restricted stock held by Mr. Holstein was forfeited. For additional information, see “Executive Compensation — Compensation Arrangements with Named Executive Officers — Arrangements with Roger C. Holstein.”
      In accordance with SEC rules, the above table does not include certain perquisites and other benefits received by the named executive officers, which do not exceed the lesser of $50,000 and 10% of any officer’s salary and bonus disclosed in this table. In each of the years covered in the above table, none of the named executive officers received more than $15,000 in perquisites or other benefits and most of such benefits consisted of automobile allowances.

      The following table presents information concerning the options to purchase our common stock granted during the fiscal year ended December 31, 2004 to our named executive officers.
Option Grants in 2004

Individual Grants

	Number of
	Securities		Percent of Total
	Underlying		Options Granted	Exercise or		Grant Date
	Options		to Employees in	Base Price	Expiration	Present
Name	Granted(#)		2004(1)	($/Share)	Date	Value($)(2)

Kevin M. Cameron	200,000	(3)	1.0	8.59	3/17/2014	930,420
	1,500,000	(4)	7.8	6.99	10/1/2014	5,368,835
Andrew C. Corbin	—		—	—	—	—
Wayne T. Gattinella	250,000	(3)	1.3	8.59	3/17/2014	1,163,025
Tony G. Holcombe	400,000	(4)	2.1	6.99	10/1/2014	1,431,689
Roger C. Holstein	—		—	—	—	—
Charles A. Mele	250,000	(3)	1.3	8.59	3/17/2014	1,163,025
Martin J. Wygod	—		—	—	—	—

(1)	Based upon the total number of options that we granted to our employees during 2004.

(2)	The estimated grant date present value reflected in the above table was determined using the Black-Scholes model and the following data and assumptions: (a) the applicable option exercise prices; (b) the exercise of options within three years of the date that they become exercisable; (c) a risk-free interest rate of (i)1.9% per annum with respect to options granted on March 17, 2004 and (ii) 3.2% per annum with respect to options granted on October 1, 2004; (d) volatility of (i) 0.6 for WebMD common stock with respect to options granted on March 17, 2004 and (ii) 0.5 for WebMD common stock with respect to options granted on October 1, 2004; and (e) that no dividends are paid on WebMD common stock. The ultimate values of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. We cannot predict whether the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.

(3)	These options vest and become exercisable with respect to one-third of the shares on each of September 17, 2005, September 17, 2006 and September 17, 2007.

(4)	These options vest and become exercisable as follows: 17% on the first anniversary of the date of grant; 18.5% on the second anniversary; 20% on the third anniversary; 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

      The following table sets forth information with respect to the named executive officers concerning option exercises during 2004 and exercisable and unexercisable options they held as of December 31, 2004.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

				Number of
				Securities Underlying		Value of Unexercised
				Unexercised Options at		In-the-Money Options at
	Shares			December 31, 2004(#)		December 31, 2004($)(2)
	Acquired		Value
Name	on Exercise(#)		Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin M. Cameron	—		—	1,337,168	1,825,000	885,305	1,755,000
Andrew C. Corbin	—		—	150,000	450,000	4,500	13,500
Wayne T. Gattinella	—		—	450,000	400,000	1,507,000	502,500
Tony G. Holcombe	—		—	100,000	700,000	—	468,000
Roger C. Holstein	—		—	3,234,000	1,000,000	3,345,000	1,470,000
Charles A. Mele	—		—	2,498,500	269,500	2,365,000	—
Martin J. Wygod	1,044,000	(3)	3,382,560	3,685,000	—	—	—

(1)	The value realized is calculated based on the amount by which the aggregate market price, on the date of exercise, of the shares received exceeded the aggregate exercise price paid, regardless of whether such shares were sold or retained by the optionholder on that date.

(2)	The value of unexercised in-the-money options is calculated based on the closing market price per share of our common stock as of December 31, 2004, which was $8.16, net of the applicable option exercise price per share.

(3)	Mr. Wygod has retained, through the date of this Proxy Statement, ownership of the shares acquired on exercise.
Compensation Arrangements with Named Executive Officers

Arrangements with Kevin M. Cameron
      We are party to an employment agreement with Kevin M. Cameron entered into in September 2004 at the time he was elected by the Board to be our Chief Executive Officer. The following is a description of Mr. Cameron’s employment agreement:

•	The agreement provides for an employment period through October 1, 2009.

•	The agreement provides for an annual base salary of $660,000 and an annual bonus of up to 100% of base salary. For the fiscal year ended December 31, 2004, Mr. Cameron received a bonus of $402,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance. For the fiscal year ending December 31, 2005, the amount of Mr. Cameron’s bonus will again be in the discretion of the Compensation Committee. For subsequent years, the amount of the bonus will be based upon performance goals to be approved by the Compensation Committee with respect to each such year.

•	In the event of the termination of Mr. Cameron’s employment by us without “cause” (as described below) or by Mr. Cameron for “good reason” (as described below) or in the event of our failure to renew his employment agreement, he would be entitled to: (a) continue to receive his base salary (i) at the rate in effect at the time of termination for a period of time equal to the length of his employment after October 1, 2004, rounded down to the nearest six months, but not longer than three years or (ii) if the total amount payable would be greater, for two years at a rate equal to his prior base salary of $450,000; and (b) continue to participate in our benefit plans (or comparable plans) for the duration of the severance period. In addition, all options and restricted stock granted to Mr. Cameron at or prior to the date of the employment agreement would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Cameron remained employed by WebMD through the same period as his salary is continued (but not less than two years).

•	Mr. Cameron may terminate his employment upon 30 days notice after 11 months following a “change of control” (as described below) and, if this occurs: (a) Mr. Cameron would be entitled to continue to receive his base salary at his then current rate through October 1, 2009 (or, if longer, for three years following the termination); (b) Mr. Cameron would be entitled to annual bonus payments for the period of salary continuance in an amount equal to (i) if the calculation is based on his bonus for 2005, 50% of his base salary or (ii) if the calculation is based on his bonus for any year after 2005, the amount of his bonus for the year prior to the termination; (c) his participation in our benefit plans (or comparable plans) would continue for the duration of the salary continuation period; and (d) all options and restricted stock granted to Mr. Cameron at or prior to the date of the employment agreement which have not vested prior to the date of termination would be vested as of the date of termination and all such options would remain exercisable as if he remained in our employ through the expiration date specified in the respective stock option plans and agreements.

•	If Mr. Cameron’s employment is terminated by us for “cause” or by him without “good reason,” he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to his stock options following the date of termination.

•	In the event of the termination of Mr. Cameron’s employment as a result of his death or permanent disability, he (or his estate) would be entitled to three years of salary continuation, three years of benefit continuation and three years of vesting of the equity granted on or prior to October 1, 2004 and three years of continued exercisability of options to purchase WebMD common stock.

•	For purposes of Mr. Cameron’s employment agreement: (a) “cause” includes (i) continued willful misconduct relating to WebMD after 30 days written notice, (ii) a breach of a material provision of the employment agreement or a breach of a material policy of WebMD that continues after 30 days written notice, or (iii) conviction of a felony or crime of moral turpitude; (b) “good reason” includes (i) a material breach of the employment agreement that remains uncured, (ii) a material demotion of Mr. Cameron’s position with us, or (iii) requiring Mr. Cameron to relocate from his present residence or to commute to our headquarters if they are located outside the New York City metropolitan area; and (c) a “change of control” would occur when (i) a person, entity or group acquires more than 50% of the voting power of our voting securities, (ii) a reorganization, merger or consolidation or sale or other disposition occurs that involves all or substantially all of our assets, or (iii) a complete liquidation or dissolution occurs.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Cameron’s employment.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Cameron incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Cameron will not be deductible for federal income tax purposes.
      In connection with his election as Chief Executive Officer, Mr. Cameron received grants, effective October 1, 2004, of: (a) options to purchase 1,500,000 shares of our common stock at an exercise price of $6.99, the closing market price on that date; and (b) 275,000 shares of restricted stock. The options and the restricted stock will vest as follows: 17% on the first anniversary of the grant date; 18.5% on the second anniversary; 20% on the third anniversary; 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

Arrangements with Andrew C. Corbin
      We are party to an employment agreement with Andrew C. Corbin entered into in September 2003 at the time he was initially hired to be our Chief Financial Officer. The following is a description of Mr. Corbin’s employment agreement:

•	The employment agreement provides for an employment period through October 13, 2008.

•	The employment agreement provides for an annual base salary of $450,000 and an annual bonus, with a target of up to 50% of his base salary. For the fiscal year ended December 31, 2004, Mr. Corbin received a bonus of $270,000, determined by the Compensation Committee in its discretion, based upon both his own and our company’s performance. As an inducement to enter into the employ of WebMD, Mr. Corbin’s employment agreement provided for a one-time bonus payment of $145,000 to be made on the first anniversary of commencement of his employment, which payment was made in October 2004.

•	In the event of the termination of Mr. Corbin’s employment by us without “cause” (as described below) or by Mr. Corbin for “good reason” (as described below), he would be entitled to: (a) continue to receive his base salary at the rate in effect at the time of termination for one year; (b) payment (at the time bonuses are paid to executive officers generally) of the bonus for the year of termination calculated based upon the bonus program in effect, provided that if no such bonus program is in effect, such bonus would be 50% of base salary; and (c) continue to participate in our benefit plans (or comparable plans) for the duration of the severance period. In addition, the option to purchase 600,000 shares granted to Mr. Corbin at the inception of his employment would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Corbin remained employed by WebMD through the next vesting date.

•	Mr. Corbin may terminate his employment upon 30 days notice at any time after the first anniversary of a “change of control” (as described below) and, if this occurs: (a) Mr. Corbin would be entitled to continue to receive his base salary for three years at his then current rate; (b) Mr. Corbin would be entitled to his bonus for the year of termination calculated in the same manner as if his employment was terminated without “cause;” (c) his participation in our benefit plans (or comparable plans) would continue for three years; and (d) the options to purchase 600,000 share of WebMD common stock granted in connection with his initial employment would remain outstanding and continue to vest as if he remained in our employ through the last vesting date applicable to the option.

•	If Mr. Corbin’s employment is terminated by us for “cause” or by him without “good reason,” he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to his stock options following the date of termination.

•	In the event of the termination of Mr. Corbin’s employment as a result of his death or permanent disability, he (or his estate) would be entitled to the same benefits as if his employment was terminated by WebMD without “cause.”

•	For purposes of Mr. Corbin’s employment agreement: (a) “cause” includes (i) continued willful failure to perform duties or bad faith in connection with performing duties after 30 days written notice, (ii) misconduct, negligence, dishonesty or violence or threat of violence that would harm WebMD, (iii) a material breach of our policies or the employment agreement that remains unremedied after 30 days written notice, or (iv) commission of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; (b) “good reason” includes (i) a material breach of the employment agreement, (ii) a material demotion of Mr. Corbin’s position with us, or (iii) requiring Mr. Corbin to relocate to a location that is more than 50 miles from our headquarters and the new headquarters are located outside the New York City metropolitan area; and (c) a “change of control” would occur when (i) a person, entity or group, other than Mr. Wygod, acquires more than 50% of the voting power of our voting securities, (ii) a merger in which we are not the surviving corporation or a sale or other disposition of all or substantially all of our assets, or (iii) a complete liquidation or dissolution occurs.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the 18-month anniversary of the date of cessation of Mr. Corbin’s employment.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Corbin incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Corbin will not be deductible for federal income tax purposes.

Arrangements with Wayne T. Gattinella
      Our WebMD, Inc. subsidiary is party to an employment agreement, dated as of April 28, 2005, with Wayne Gattinella, who serves as CEO and President of our WebMD Health segment and our WebMD Health subsidiary. The following is a description of Mr. Gattinella’s employment agreement:

•	Mr. Gattinella receives an annual base salary of $560,000 and is eligible to earn a bonus of up to 100% of his base salary. Achievement of 50% of that bonus will be based upon the attainment of WebMD Health’s attainment of corporate financial and strategic goals to be established by WebMD Health’s Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results. Achievement of the remaining 50% will be based on performance goals that have not yet been established. However, WebMD Health’s Compensation Committee will have the discretion to adjust goals or to approve bonuses even if the stated goals are not attained, if it believes that the performance of Mr. Gattinella so warrants.

•	In the event an initial public offering of WebMD Health equity is consummated, WebMD Health would recommend to its Compensation Committee that, upon consummation, Mr. Gattinella be granted 100,000 shares of restricted WebMD Health Class A common stock and options to purchase 400,000 shares of WebMD Health Class A common stock, such numbers to be adjusted, up or down, to the extent the capitalization of WebMD Health is more or less than 100,000,000 shares. The per share exercise price of the options would be the initial public offering price. The WebMD Health restricted stock and options would vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of a “change of control” (as described below) of WebMD Health, the unvested portion of the options to purchase WebMD Health Class A common stock would continue to vest until the later of (i) two years from the date of grant and (ii) the next scheduled vesting date following the “change of control.” The continued vesting applies only if Mr. Gattinella remains employed until six months following such “change of control” or is terminated by WebMD Health’s successor without “cause” (as described below) or he resigns for “good reason” (as described below) during such six-month period.

•	In the event of the termination of Mr. Gattinella’s employment, prior to April 30, 2009, by WebMD Health without “cause” or by Mr. Gattinella for “good reason”, he would be entitled to continue to receive his base salary for one year from the date of termination and to receive healthcare coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In addition, the unvested portion of the option to purchase 600,000 shares of WebMD Corporation common stock granted to Mr. Gattinella at the inception of his employment would remain outstanding and continue to vest as if he remained in the employ of WebMD Health until the first anniversary of the date of termination. In the event that a termination of Mr. Gattinella’s employment by WebMD Health without “cause” or by Mr. Gattinella for “good reason” occurs before the fourth anniversary of the grant of the WebMD Health option described above, 25% of the WebMD Health options would continue to vest through the next vesting date following the date of termination.

•	For purposes of the employment agreement: (a) a “change of control” would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WebMD Health, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD

Health’s assets, or (iii) there is a complete liquidation or dissolution of WebMD Health; (b) “cause” includes a (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD Health, (iii) a material breach of WebMD Health’s policies, the employment agreement or the related Trade Secret and Proprietary Information Agreement (as described below), that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (c) “good reason” includes any of the following conditions or events remaining in effect after 30 days written notice: (i) a reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement.

      Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WebMD Health’s employees or soliciting any of its clients or customers that he had a relationship with during the time he was employed by it, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with its business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased. The agreement is governed by the laws of the State of New York.

Arrangements with Tony G. Holcombe
      We are party to an employment agreement with Tony G. Holcombe entered into in December 2003 and amended in September 2004 at the time he became President of WebMD. He is also the President of our Emdeon Business Services segment. The following is a description of Mr. Holcombe’s employment agreement, as amended:

•	The employment agreement provides for an employment period through December 4, 2008.

•	Under the agreement, Mr. Holcombe’s annual base salary is $550,000. He is eligible to receive an annual bonus, with a target amount of 50% of his base salary, the actual amount to be in the discretion of the Compensation Committee. For 2004, Mr. Holcombe received a bonus of $300,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance.

•	In the event of the termination of Mr. Holcombe’s employment by us without “cause” (as described below) or by Mr. Holcombe for “good reason” (as described below), he would be entitled to: (a) continue to receive his base salary at the rate in effect at the time of termination for one year; and (b) continue to participate in our benefit plans (or comparable plans) for one year. In addition, the option granted to Mr. Holcombe in 2003, at the inception of his employment, would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Holcombe remained employed by WebMD through the next vesting date.

•	If Mr. Holcombe’s employment is terminated by us for “cause” or by him without “good reason,” he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

•	For purposes of Mr. Holcombe’s employment agreement: (a) “cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) misconduct, negligence, dishonesty or violence or threat of violence that would harm WebMD, (iii) a material breach of our policies or the employment agreement that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (b) “good reason” includes (i) a material breach of the employment agreement, (ii) a reduction in base salary, or (iii) requiring Mr. Holcombe to relocate to a location that is more than 50 miles from our current headquarters.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Holcombe’s employment.

      In connection with his election as President, Mr. Holcombe received grants, effective October 1, 2004, of: (a) options to purchase 400,000 shares of our common stock at an exercise price equal to $6.99, the closing market price on that date; and (b) 100,000 shares of restricted stock. The options and the restricted stock will vest as follows: 17% on the first anniversary of the grant date; 18.5% on the second anniversary; 20% on the third anniversary; 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

Arrangements with Roger C. Holstein
      In connection with Mr. Holstein’s resignation from WebMD, Mr. Holstein and WebMD entered into a letter agreement, dated as of April 27, 2005. Under the letter agreement, and subject to its terms and conditions:

•	Mr. Holstein will continue to receive his annual base salary of $660,000 until October 27, 2007, provided that the base salary for the first six months will be paid to Mr. Holstein in a lump sum at the end of such six-month period in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, except to the extent any future guidance issued by the Internal Revenue Service under Section 409A does not subject such payments to Section 409A.

•	Mr. Holstein will generally continue to participate in our welfare benefit plans until the earlier of October 27, 2007 and the date upon which he receives comparable coverage under another plan.

•	The options to purchase WebMD common stock granted to Mr. Holstein will remain outstanding and continue to vest, and will otherwise be treated as if Mr. Holstein remained employed by WebMD, through April 27, 2007.
      The letter agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on April 27, 2007.

Arrangements with Charles A. Mele
      We are party to an employment agreement with Charles A. Mele, our Executive Vice President, General Counsel and Secretary. The following is a description of Mr. Mele’s employment agreement:

•	The agreement provides for an employment period through July 1, 2006.

•	Mr. Mele currently receives an annual base salary of $450,000 and is entitled to receive a bonus in the same form and amount received by any other executive officer with similar responsibilities and compensation. For 2004, Mr. Mele received a bonus of $300,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance.

•	In the event of the termination of Mr. Mele’s employment due to his death or disability, by us without “cause” (as described below) or by Mr. Mele for “good reason” (as described below), he would be entitled to: (i) continuation of his base salary, at the rate then in effect, through the later of 18 months and the expiration of the term of the agreement; (ii) any bonuses that he would have normally been entitled to through the term of his employment agreement (the amount of the bonus for years subsequent to the year in which the termination of employment occurred will be equal to the bonus received for the year of termination); and (iii) continued participation in our benefit plans (or comparable plans) for thirty-six months. In addition, all options granted to Mr. Mele which have not vested prior to the date of termination would be vested as of the date of termination and all such options would remain exercisable as if he remained in our employ through the expiration date specified in each applicable stock option agreement, unless otherwise specifically agreed to by Mr. Mele and WebMD in writing.

•	If Mr. Mele’s employment is terminated by us for “cause” or by him without “good reason,” he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

•	For purposes of Mr. Mele’s employment agreement: (a) “cause” includes (i) a material breach of the employment agreement that remains unremedied after 30 days written notice, or (ii) conviction of a felony; (b) “good reason” includes (i) a material reduction in title or responsibilities,

(ii) requiring Mr. Mele to report to anyone other than Mr. Wygod, (iii) a reduction in base salary or material fringe benefits, (iv) a material breach of the employment agreement, (v) requiring Mr. Mele to relocate to a location that is more than 25 miles from his current residence, or (vi) a “change in control” occurs; and (c) a “change in control” would occur when (i) a person, entity or group acquires more than 50% of the voting power of our voting securities, (ii) there is a sale or disposition of all or substantially all of our assets to another entity after which we or our stockholders do not hold a majority of the shares entitled to vote on the election of directors of the surviving corporation (or securities representing a majority of the equity interests in the surviving entity if it is not a corporation), or (iii) a complete liquidation or dissolution occurs.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the later of the second anniversary of the date employment has ceased and the last day of the term of the agreement.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Mele incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Mele will not be deductible for federal income tax purposes.

Arrangements with Martin J. Wygod

      On August 3, 2005, we amended and restated our original employment agreement, dated October 8, 2001, with Martin J. Wygod. Under the amended agreement, Mr. Wygod will continue to serve as our Chairman of the Board, and will also serve as the Chairman of the Board of our WebMD Health subsidiary. In these positions, Mr. Wygod focuses on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. The following is a description of Mr. Wygod’s amended employment agreement:

•	The agreement provides for an employment period through August 3, 2010.

•	Under the agreement, Mr. Wygod will continue to receive an annual base salary of $1.26 million; provided that, in the event that an initial public offering by our WebMD Health subsidiary is completed, his base salary would be reduced to $975,000 per year.

•	In the event that the initial public offering by WebMD Health is consummated, WebMD Health would recommend to its Compensation Committee that, upon consummation, Mr. Wygod be granted 100,000 shares of restricted WebMD Health Class A common stock and a nonqualified option to purchase 400,000 shares of WebMD Health Class A common stock on the date of the initial public offering, such numbers to be adjusted up or down, to the extent the capitalization of WebMD Health is more or less than 100,000,000 shares. The per share exercise price of the options would be the initial public offering price. The WebMD Health options would vest in equal installments over four years upon each anniversary of the grant date and the restrictions on the WebMD Health restricted stock would lapse in equal installments over four years upon each anniversary of the grant date.

•	In the event of termination of Mr. Wygod’s employment by us without “cause” (as described below) or by Mr. Wygod for “good reason” (as described below), Mr. Wygod would become a consultant for us and would be entitled to receive his salary, at the rate then in effect, and continuation of benefits until the later of (i) two years following such termination or (ii) August 3, 2010. In addition, all options, or other forms of equity compensation, granted to Mr. Wygod by us or any of our affiliates (which would include WebMD Health) that have not vested prior to the date of termination would become vested as of the date of termination and, assuming there has not been a “change in control” (as described below) of our company or a “change in control” (as described below) of WebMD Health, would continue to be exercisable as long as he remains a consultant (or longer if the plan or agreement expressly provided). In the event that Mr. Wygod’s employment is terminated due to death or disability, he or his estate would receive the same benefits as described above.

•	The employment agreement provides that in the event there is “change in control” (as described below) of our company, all outstanding options and other forms of equity compensation (including equity compensation granted by WebMD Health) would become immediately vested on the date of the change in control and, if following the change in control, Mr. Wygod’s employment terminates for any reason other than cause, they would continue to be exercisable until the tenth anniversary of the applicable date of grant. A “change in control” is also an event that constitutes “good reason” for purposes of a termination by Mr. Wygod. In the event there is a “change in control” of WebMD Health, any portion of Mr. Wygod’s equity that relates to WebMD Health will fully vest and become exercisable on the date of such event, and if following such event, Mr. Wygod’s engagement with WebMD Health is terminated for any reason other than cause, such equity will remain outstanding until the expiration of its original term. The terms of the “change in control” definition applicable to our WebMD Health subsidiary are substantially the same as the terms of the “change in control” definition applicable to our company.

•	For purposes of the employment agreement: (a) “cause” would include a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against our company relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; (b) “good reason” would include the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that we materially breached any material provisions of the employment agreement, (iii) failure to serve on our Board or Executive Committee of our Board, or (iv) the occurrence of a “change in control;” and (c) a “change in control” of WebMD would occur when: (i) a person, entity or group acquires more than 50% of the voting power of our voting securities, (ii) our current directors (or directors elected by, or on the recommendation of, our current directors) cease to constitute at least a majority of our Board, (iii) there is consummated a merger or consolidation of our company with any other corporation, other than a merger or consolidation (x) where our voting securities continue to represent more than 50% of the voting securities of the surviving entity or (y) effected to implement a recapitalization where no person becomes the beneficial owner of more than 50% of the combined voting power of our voting securities, (iv) there is a sale or disposition of all or substantially all of our assets to another entity that is not at least 50% controlled by our stockholders, or (v) we adopt a plan of complete liquidation. For purposes of the definition of “change in control,” as applied to WebMD Health, no public offering, split-off, spin-off or other divestiture of WebMD Health by us will constitute a change in control of WebMD Health.

•	In the event Mr. Wygod terminates his engagement with WebMD Health for “good reason” (as described in the following sentence), any portion of equity that relates to WebMD Health will fully vest and become exercisable on the date his engagement terminates and will remain exercisable for the period beginning on such date and ending on the later of two years following such termination or August 3, 2010. For the purposes of a termination of Mr. Wygod’s engagement with WebMD Health by him for “good reason,” “good reason” is defined as a material reduction in Mr. Wygod’s title or responsibilities as Chairman of the Board of WebMD Health.

•	In the event that Mr. Wygod’s employment with WebMD is terminated for any reason, but he remains Chairman of the Board of WebMD Health, WebMD Health will have no obligation to pay a salary to Mr. Wygod.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the second anniversary of the date his employment has ceased.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible for federal income tax purposes.
Other Compensation Information
      WebMD does not offer any deferred compensation plans to its directors or executive officers.
      WebMD does not offer any retirement plans to its directors and does not offer any retirement plans to its executive officers, other than 401(k) plans and the Performance Incentive Plan (an employee stock ownership plan), which are each generally available to employees.

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on our common stock with the comparable cumulative return of the NASDAQ Stock Market (U.S.) Index and a Peer Group Index (as described below) over the period of time from December 31, 1999 through December 31, 2004. The graph assumes that $100 was invested in our common stock and each index on December 31, 1999. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
      Pursuant to applicable rules under the Securities Exchange Act of 1934 relating to proxy statements, we are required to include in the graph below an index of companies in our industry or line-of-business. We have included an index of a specific group of companies (which we refer to as the Peer Group Index) to meet this requirement. This group of companies consists of Allscripts Healthcare Solutions, Amicas, Inc. (formerly known as Vitalworks Inc.), Cerner Corporation, Drugstore.com, Inc., Eclipsys Corporation, First Consulting Group, Inc., IDX Systems Corporation, iVillage Inc., NDCHealth Corporation, Neoforma, Inc., Per-Se Technologies, Inc., ProxyMed, Inc., QuadraMed Corporation, Quality Systems, Inc., Quovadx, Inc. and TriZetto Group, Inc.
Comparison of Five Year Cumulative Total Return*
Among WebMD Corporation, the
NASDAQ Stock Market (U.S.) Index and a Peer Group

*	$100 invested on December 31, 1999 in stock or index, including reinvestment of dividends.

REPORT OF THE COMPENSATION COMMITTEE
Introduction
      The Compensation Committee of our Board of Directors is composed exclusively of non-employee, independent directors. For 2004, the members of the Compensation Committee were and continue to be Mark J. Adler, M.D., Herman Sarkowsky and Joseph E. Smith. Dr. Adler is the Chairman of the Compensation Committee. The Compensation Committee reviews the compensation program for the Chief Executive Officer and our other executive officers. The responsibilities of the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to our executive officers; and

•	review of and making recommendations regarding other matters relating to WebMD’s compensation practices.
In addition, in connection with the contemplated initial public offering of WebMD Health Corp. and until such time as a Compensation Committee of the Board of Directors of WebMD Health Corp. is formed, WebMD Corporation’s Compensation Committee is expected to perform similar functions for WebMD Health Corp. based upon a similar compensation philosophy.
Summary of Compensation Policies
      The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•	Competitive with the market in order to help attract, motivate and retain highly qualified managers and executives. WebMD seeks to attract talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. WebMD has, in the past, granted and expects to continue to grant equity-based awards to a large portion of its employees, not just its executives.

•	Performance-based to drive company performance over the short term and long term and to increase stockholder value. It is WebMD’s practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual incentive awards, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally granting from three to four years.
Based on these policies and programs, the Compensation Committee determines the compensation of WebMD’s executive officers, including the Chief Executive Officer. Policies and procedures similar to those used by the Compensation Committee for making such determinations are also used by WebMD senior management in making determinations regarding the compensation of officers and managers who are not executive officers.
Program Elements
      The salaries, bonuses and long-term incentive compensation of our executive officers are determined by the Compensation Committee:

•	at the time of initial hiring based on the individual’s salary history, compensation for similar positions at WebMD and market practice, and

•	changes, if any, are made based on the executive’s performance, changes in the nature or scope of the executive’s responsibilities and changes in market practice.

      Base Salary. On an annual basis, the Compensation Committee reviews the base salary of our executive officers, weighing the factors described in the preceding paragraph. Any increase in the salary of our executive officers is at the discretion of the Compensation Committee, except as may otherwise be provided in an employment agreement previously approved by the Compensation Committee. During 2004, none of the executive officers received an increase in base salary, other than the October 2004 increases received by:

•	Mr. Cameron upon his becoming our Chief Executive Officer, as discussed below, and

•	the increase in annual salary from $450,000 to $550,000 received by Mr. Holcombe upon becoming our President.
In addition, in April 2005, subsequent to the resignation of Mr. Holstein as Chief Executive Officer of our WebMD Health segment, Mr. Gattinella received a salary increase to $560,000 upon being named as Co-Chief Executive Officer and President of WebMD Health. He currently serves as WebMD Health’s sole Chief Executive Officer.
      Annual Incentive Awards. WebMD provides executives with the opportunity to earn performance-based cash awards through an annual cash bonus. With respect to WebMD’s executive officers, these annual bonuses are discretionary and are determined by the Compensation Committee based upon their assessment of company and individual performance. In some cases, individual target awards are established for each executive officer, expressed as a percentage of the executive’s base salary. These target percentages vary based on the nature and scope of the executive officer’s responsibilities and competitive market practice. In some cases, particularly with respect to newly hired executive officers, bonus awards may be dictated by the terms of the executive’s employment agreement, providing for payment of a specified bonus amount or an amount within a specific range with respect to the first year of employment. No pre-established performance targets were used in determining bonus amounts for executive officers for 2004; the Compensation Committee determined such amounts based on its assessment of the performance of WebMD and its business segments in 2004 and of each executive officer’s individual performance and contributions during the year.
      Long-Term Incentives. The Compensation Committee continues to view equity-based compensation that is subject to vesting requirements as an effective way to ensure that employees have a continuing stake in the long-term success of our company. These long-term incentives are granted to reward employees for increasing stockholder value and to promote retention of employees over the long-term. Up until 2004, WebMD used stock options, almost exclusively, to provide long-term incentive compensation. However, in March 2004, WebMD granted a combination of stock options and restricted stock to key senior executives.

•	Stock Options: In March 2004, the Compensation Committee approved a broad-based grant of stock options to eligible employees, including each of the executive officers, other than: Mr. Holstein, who had received a grant in 2003 upon his becoming Chief Executive Officer; Messrs. Corbin and Holcombe, who had each received a grant in 2003 at the time of their initial hiring; and Mr. Wygod. The options granted in March 2004 have an exercise price of $8.59, the fair market value of our common stock on the date of grant, and vest over a 3 1/2 year period, with the first vesting occurring 18 months after grant, the second vesting occurring 30 months after grant and the final vesting occurring 42 months after grant. The total number of options to purchase WebMD common stock granted in March 2004 was 10,140,600. Although no specific formula was used to determine the size of the individual stock option grants (including the grants made to executive officers), grants were generally based upon factors such as the individual’s position, the nature and scope of the individual’s responsibilities, the individual’s contribution to WebMD’s performance and expected contribution to meeting long-term strategic goals of WebMD. Grants received by executive officers were determined by the Compensation Committee based on a qualitative assessment of those factors.

•	Restricted Stock: In March 2004, WebMD also granted shares of restricted stock to key senior executives, including each of the executive officers other than Mr. Wygod. The total number of shares of restricted stock granted in March 2004 was 1,174,800. These grants were made in recognition of the significant effort and individual contributions of these executives and the limited cash bonuses paid to this group for 2003. The restricted stock that was granted vests over three years, with one-third of the amount granted vesting on each of the first, second and third anniversaries of the date of grant. The Compensation Committee believes that grants of restricted stock provide an additional retention component to WebMD’s total compensation program, while continuing to focus executives on achieving WebMD’s long-term objectives and increasing stockholder value.
Compensation of the Chief Executive Officer
      In October 2004, Mr. Cameron was appointed as Chief Executive Officer of WebMD and received an increase in annual salary from $450,000 to $660,000. Upon his appointment as CEO, Mr. Cameron received a grant of options to purchase 1,500,000 shares of our common stock at an exercise price of $6.99 per share and a grant of 275,000 shares of restricted stock. The Compensation Committee believes that Mr. Cameron’s compensation arrangements (more fully discussed under “Executive Compensation,” including under “Compensation Arrangements with Executive Officers — Arrangements with Kevin Cameron”) are appropriate in light of his increased responsibilities. In addition, prior to his becoming CEO, Mr. Cameron received an option grant to purchase 200,000 shares of our common stock at an exercise price of $8.59 and a grant of 30,000 shares of restricted stock, each as part of the March 2004 grants to executives and other employees described above under “— Program Elements — Long-Term Incentives.”
      Under the employment agreement between Mr. Cameron and WebMD, he is eligible to receive an annual bonus of up to 100% of his base salary. For the fiscal years ending December 31, 2004 and December 31, 2005, the employment agreement provides that the amount of that bonus will be determined in the discretion of the Compensation Committee. For subsequent years, the agreement provides that the amount of the bonus will be based upon performance goals to be approved by the Compensation Committee with respect to each such year. It was determined by the Compensation Committee that, for 2004, Mr. Cameron should receive a bonus of $402,000. No pre-established performance targets were used in determining this amount, which was determined by the Compensation Committee based on its assessment of the performance of WebMD and its business segments in 2004 and Mr. Cameron’s contributions during the year, both before and after he became Chief Executive Officer.
      From May 2003, through September 2004, Mr. Holstein served as our Chief Executive Officer and received a base salary of $1,000,000 during that time. Subsequently, from October 2004 to his resignation in April 2005, Mr. Holstein served as CEO of our WebMD Health segment, earning a salary of $660,000. As CEO of WebMD and CEO of WebMD Health, Mr. Holstein was eligible to receive an annual bonus, at the discretion of the Compensation Committee, of up to 100% of his base salary. It was determined by the Compensation Committee that, for 2004, Mr. Holstein should receive a bonus of $402,000. No pre-established performance targets were used in determining this amount, which was determined by the Compensation Committee based on its assessment of the performance of WebMD and its business segments in 2004 and Mr. Holstein’s contributions during the year, both before and after he ceased to be our Chief Executive Officer.
      Mr. Holstein resigned from all positions with WebMD and its subsidiaries effective April 27, 2005. Pursuant to a letter agreement between WebMD and Mr. Holstein dated April 27, 2005 that was approved by the Compensation Committee and is more fully discussed under “Compensation Arrangements with Executive Officers — Arrangements with Roger C. Holstein,” Mr. Holstein is entitled to receive an amount equal to his annual base salary until October 27, 2007 and welfare benefits for that same period, unless he receives comparable coverage under another plan. In addition, his options to purchase WebMD common stock will remain outstanding and continue to vest through April 27, 2007. His unvested restricted stock was forfeited at the time of his resignation.

Policies and Practices Relating to Section 162(m)
      Section 162(m) of the Internal Revenue Code limits the ability of a publicly held corporation to deduct compensation in excess of $1 million paid to certain executive officers. It is the policy of the Compensation Committee to comply, where practicable, with Section 162(m) of the Code so as to maximize the tax deductibility of compensation paid to its top executive officers. Accordingly, WebMD’s stock option plans under which awards are made to officers and directors are currently designed to ensure that compensation attributable to options granted will be tax deductible by WebMD. However, the Compensation Committee recognizes that the restricted stock grants made in March 2004 do not comply with Section 162(m) and such grants, together with other compensation to these officers, may exceed the limits on deductibility over the next three years. In addition, $260,000 of the $1,260,000 salary that Mr. Wygod received exceeded the limits on deductibility during 2004 and a portion will exceed these limits in 2005. For the reasons stated in this Report, the Compensation Committee believes that such arrangements and the restricted stock grants are in the best interests of WebMD and its stockholders. With the exceptions listed above, no executive officer’s compensation exceeded the limits on deductible compensation during 2004 and the Compensation Committee does not expect that the compensation from WebMD to any executive officer during 2005 will exceed these limits other than for Mr. Wygod and perhaps Messrs. Cameron and Gattinella based upon their bonus potential.

Mark J. Adler, M.D.
Herman Sarkowsky
Joseph E. Smith
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The current members of the Compensation Committee of our Board of Directors are Mark J. Adler, M.D., Herman Sarkowsky and Joseph E. Smith.
      No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

REPORT OF THE AUDIT COMMITTEE
      The current members of the Audit Committee of our Board of Directors are Paul A. Brooke, James V. Manning and Joseph E. Smith and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted non-audit services provided by our registered public accounting firm;

•	approving the fees to be paid to our registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving our internal audit plan and reviewing reports of our internal auditors;

•	determining whether to approve related party transactions; and

•	overseeing the administration of WebMD’s Code of Business Conduct.
The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Annex A to this Proxy Statement.
      This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for 2004 and particularly with regard to our audited consolidated financial statements and the related schedule included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
      Our management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on management’s assessment and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Report included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. In addition, the Audit Committee reviewed with WebMD’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst &Young, the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. In addition, the Audit Committee discussed with Ernst & Young their independence from management and WebMD, including the matters in the written disclosures required of Ernst & Young by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted, on an interim basis, by the Public Company Accounting Oversight Board pursuant to Rule 3600T. The Audit Committee also considered whether the provision of audit-related services (see “Independent Auditors — Services and Fees of Ernst & Young” above) during 2004 by Ernst & Young is compatible with maintaining Ernst & Young’s independence.
      Additionally, the Audit Committee discussed with our independent auditors the overall scope and plan for their audit of our financial statements and their audits of our internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of WebMD’s internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young as our independent auditors for 2005 and as WebMD Health Corp.’s independent auditors for 2005.

Paul A. Brooke
James V. Manning
Joseph E. Smith

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On April 6, 2001, we loaned $1,450,000 to K. Robert Draughon, who has been Executive Vice President, Business Development of WebMD Corporation and is transitioning to the role of Senior Vice President, Corporate Development, of WebMD Health in August 2005. The funds were advanced pursuant to a promissory note bearing interest at the fixed rate per annum of 4.63%. The loan is full recourse and is secured by a pledge by Mr. Draughon of all shares of WebMD common stock owned by him and all options to purchase shares of WebMD common stock owned by him. As of July 21, 2005, approximately $107,000 of the principal amount and approximately $12,200 of accrued interest were outstanding. The largest amount outstanding during 2004 was $116,437.
      We were reimbursed approximately $236,000 during 2004 and approximately $230,000 during 2003 by Martin J. Wygod, our Chairman of the Board, and a corporation that he controls, for personal use of certain of our staff and office facilities and for the personal portion of certain travel expenses.
      We lease property in Alachua, Florida that is owned by a corporation controlled by Michael A. Singer, a former executive officer of WebMD and a former member of our Board of Directors, and a member of his family. We are responsible for all real estate taxes, insurance and maintenance relating to the property. The term of the lease is through March 31, 2009. During 2004, the aggregate amount of rent payable under the lease was approximately $1,203,000. During 2003, the aggregate amount of rent payable under the lease was approximately $1,087,000.
      Mark J. Adler, M.D., a non-employee director of our company, is a partner in a group medical practice that is a customer of Emdeon Practice Services. The practice purchases products and services on terms generally available, in the ordinary course of our business, to similar customers. During 2004, the aggregate amount payable to Emdeon Practice Services by this practice was approximately $19,000. During 2003, the aggregate amount payable to Emdeon Practice Services by this practice was approximately $73,000.
      On December 15, 2003, in connection with our initial employment of Tony G. Holcombe, who is currently President of WebMD, we entered into an agreement that allowed him to require WebMD to purchase from him certain shares of stock of his prior employer. The agreement expired on January 15, 2005, without any purchases being made by WebMD.
      Affiliates of FMR Corp. provide services to us in connection with certain of our 401(k) plans. During 2004, the aggregate amount payable by us for these services was approximately $43,800. During 2003, the aggregate amount payable by us for these services was approximately $64,500. In 2004, WebMD Health entered into an agreement with Fidelity Human Resources Services LLC (FHRS) (formerly known as Fidelity Employer Services Company LLC), an affiliate of FMR Corp. FHRS provides benefits and human resources administration, workforce effectiveness, payroll solutions and stock plan services to employers. The agreement provides for FHRS to integrate WebMD Health’s employer product, Health and Benefits Manager, into the services FHRS provides to its clients. In addition, WebMD Health’s Health and Benefits Manager has been rolled out to the Fidelity employee base. WebMD recorded approximately $817,000 in revenue in 2004 related to the FHRS agreement.

PROPOSAL 2:
AMENDMENT OF THE WEBMD CHARTER
TO CHANGE THE CORPORATE NAME OF WEBMD TO EMDEON CORPORATION
      Our WebMD Health segment is a leading provider of health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. As previously announced, WebMD Health Corp., a wholly owned subsidiary formed by us to be a holding company for our WebMD Health segment, has filed a Registration Statement on Form S-1 with respect to an initial public offering of its Class A common stock, which would have one vote per share. We expect that WebMD Health will sell between 10% and 14% of its equity to the public in the offering. We would own the remaining equity of WebMD Health in the form of Class B common stock, which would have ten votes per share, and would control WebMD Health. The timing for the sale has not yet been determined.
      WebMD Health Corp. was originally incorporated under the name WebMD Health Holdings, Inc. and is referred to in this Proposal 2 as WebMD Health. Because the “WebMD” name has been more closely associated with WebMD Health’s business and its Web sites than with our other businesses, our Board of Directors has determined that WebMD Health will, following its initial public offering, have the sole right to use the name “WebMD” and related trademarks and that our other businesses will cease to use that name except, under a temporary license from WebMD Health, as needed for an orderly transition. We believed that the “WebMD” name was not strongly associated with any of our other businesses, none of which has had a long history of using the name. In addition, we believed that not only would the businesses included in our WebMD Practice Services and WebMD Business Services segments not be harmed by ceasing to use “WebMD” as a brand, they would be likely to benefit from use of new branding and related marketing campaigns that emphasize the breadth of the product and service offerings of those businesses. Many of the products and services of those businesses have not been associated by customers with the “WebMD” name, but instead have been associated with names of companies that we acquired, including ABF, Medifax and ExpressBill. Accordingly, in August 2005, we began to use Emdeon in the names of those segments. We are also using Emdeon as a brand for many of the products and services of those segments. There has not been any change in the name of our Porex segment or its branding.
      To reflect the branding changes at Emdeon Practice Services and Emdeon Business Services and to avoid confusion between our company and WebMD Health following its initial public offering, our Board of Directors has determined that it is advisable and in the best interest of our company to change its corporate name from “WebMD Corporation” to “Emdeon Corporation.”
      If Proposal 2 is approved by our stockholders, we plan to file a Certificate of Amendment to the WebMD Charter. Pursuant to the Certificate of Amendment, Article I of the WebMD Charter will be amended to read in its entirety as follows:
      “The name of this corporation is Emdeon Corporation.”
      Our Board of Directors unanimously recommends a vote “FOR” the approval of Proposal 2.
      If the amendment to the WebMD Charter is adopted, WebMD stockholders will not be required to exchange outstanding stock certificates for WebMD common stock or convertible preferred stock for new Emdeon stock certificates.
      Notwithstanding anything herein to the contrary, and notwithstanding stockholder approval of Proposal 2, our Board of Directors may abandon such amendment to the WebMD Charter prior to its effectiveness under applicable law.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify that appointment. Ernst & Young has served as our independent auditors since 1995.
      Our Board of Directors unanimously recommends a vote “FOR” the approval of Proposal 3.
      Although stockholder approval of the Audit Committee’s appointment of Ernst & Young is not required by law, the Board of Directors believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young.
      A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the selection of Ernst & Young is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders.
Services and Fees of Ernst & Young
      In addition to retaining Ernst & Young to audit our consolidated financial statements for 2004 and 2003 and to review our quarterly financial statements during those years, we retained Ernst & Young to provide certain related services. The fees for Ernst & Young’s services to WebMD were:

Type of Fees	2004	2003

Audit Fees	$3,262,600	$2,449,278
Audit-Related Fees	323,970	380,860
Tax Fees	27,680	99,000
All Other Fees	1,750	2,500

Total Fees	$$3,616,000	$2,931,638

      In the above table, in accordance with applicable SEC rules:

•	“audit fees” include: (a) fees billed for professional services (i) for the audit of the consolidated financial statements included in our Annual Report on Form 10-K for that fiscal year, (ii) for review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q filed for that fiscal year; (b) fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements; (c) for 2004, also include fees billed for the audit of internal control over financial reporting and management’s assessment of internal control over financial reporting; and (d) for 2003, also include fees billed for a standalone audit of Porex;

•	“audit-related fees” are fees billed in the year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and, in 2004 and 2003, consisted of fees related to the audit of our employee benefit plans and fees for acquisition due diligence assistance;

•	“tax fees” are fees billed in the year, if any, for professional services for tax compliance, tax advice, and tax planning and

—	in 2004, consisted of fees for tax consulting related to net operating loss analysis and for compliance assistance; and

—	in 2003, consisted of fees for tax consulting related to acquisitions; and

•	“all other fees” are fees billed in the year, if any, for any products and services not included in the first three categories and, in both 2004 and 2003, consisted of a subscription to Ernst & Young Online, a research tool.
      None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committee. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to us in 2004 is compatible with Ernst & Young maintaining their independence.
      Our Audit Committee has, as of the date of this Proxy Statement, decided to consider whether to pre-approve permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, our Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

      Our Audit Committee has approved the retention of Ernst & Young by our WebMD Health Corp. subsidiary as independent auditors of its financial statements appearing in the Registration Statement on Form S-1 with respect to an initial public offering of its Class A common stock, as well as for its 2005 financial statements.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      We expect to hold our 2006 Annual Meeting of Stockholders on June 15, 2006. Proposals that stockholders intend to present at that meeting must be received by us not later than February 15, 2006 if they are to be eligible for consideration for possible inclusion in WebMD’s Proxy Statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made. In addition, our Bylaws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in our Proxy Statement. For these nominations or other business to be properly brought before the meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 60 days and not more than 90 days in advance of the annual meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in our proxy materials, should be sent to: Secretary, WebMD Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not intended for inclusion in the Proxy Statement relating to that meeting, notice from the stockholder in accordance with the requirements in our Bylaws must be received by us no later than April 17, 2006, unless the date of the meeting is changed, in which case the notice must be received by us no later than the tenth day after the date on which we first announce the change.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2004 accompanies this Proxy Statement.
      We make available free of charge at www.webmd.com (in the “About WebMD” section) copies of materials we file with, or furnish to, the SEC, and we intend to continue to do so at www.emdeon.com (in the “About Emdeon” section). You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.
MISCELLANEOUS
      Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.
      The material under the headings “Performance Graph,” “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” (other than the description of the responsibilities of the Compensation Committee in the first paragraph of that Report) shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A
WEBMD CORPORATION
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
AS ADOPTED ON FEBRUARY 23, 2005
A.     Purpose and Role
      1. General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Corporation (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the audits of the Corporation’s financial statements, and

•	related matters, including administration of the Corporation’s Code of Business Conduct;
with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on the NASDAQ NMS under applicable law and under the listing standards of The NASDAQ Stock Market.
      2. Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.
      3. Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of audit committees of companies listed for quotation on the NASDAQ NMS;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on the NASDAQ NMS; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on the NASDAQ NMS;

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on the NASDAQ NMS;

•	each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•	at least one member of the Committee shall, in the judgment of the Board, have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.
In the event that the Board determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required of one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; with the Corporation’s head of internal audit without any other members of management present; and with appropriate representatives of any outside provider of co-
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX A – PAGE 2

sourced internal audit services without any members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      2. The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.
      3. In consultation with corporate management, the Corporation’s registered public accounting firm, and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	All critical accounting policies and practices used by the Corporation,

•	All alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

•	Other material written communications between the Corporation’s registered public accounting firm and management.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX A – PAGE 3

      4. The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•	a report by the Corporation’s registered public accounting firm describing the firms’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.
      5. At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.
      6. The Committee shall pre-approve, to the extent required by applicable law, all audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.
      7. The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.
      8. The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.
      9. The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.
      10. The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.
      11. The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.
      12. The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.
      13. The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX A – PAGE 4

      14. The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall construe all terms, provisions, conditions and limitations of the Code and shall make factual determinations required for the administration of the Code and, in connection with such administration shall:

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.
The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.
      15. The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Amended and Restated Charter shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation, except with respect to the authority to amend the Code and to grant waivers to the Corporation’s directors, executive officers and senior financial officers.
      The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX A – PAGE 5

ANNEX B
WEBMD CORPORATION
COMPENSATION COMMITTEE CHARTER
AS ADOPTED ON FEBRUARY 23, 2005

A.	Purpose
      1. General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Corporation (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.
      2. Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of compensation committees of companies listed for quotation on the NASDAQ NMS;

•	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ NMS; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In addition, each member shall, in the judgment of the Board, also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

•	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

•	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).
In the event that the Board determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.
      2. The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.
      3. The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.
      4. The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives.
      5. The Committee shall assist the Board in overseeing the development of executive succession plans.
      6. The Committee shall review the Corporation’s incentive compensation and equity compensation plans and recommend to the Board any changes in such plans that the Committee determines to be necessary or appropriate.
      7. The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.
COMPENSATION COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX B – PAGE 2

      8. The Committee shall oversee the Company’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).
      9. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      10. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, senior executive recruitment and management development, corporate governance and such other matters as the Committee may determine to be appropriate.
      11. The Committee shall produce a report on executive compensation as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.
      The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
COMPENSATION COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX B – PAGE 3

ANNEX C
WEBMD CORPORATION
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER
AS AMENDED THROUGH FEBRUARY 23, 2005

A.	Purpose
      1. General. The Nominating Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Corporation (the “Corporation”) to assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.
      2. Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Nominating Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Company and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of nominating committees of companies listed for quotation on the NASDAQ NMS;

•	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ NMS; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In the event that the Board determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least once per year in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.
      2. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.
      3. In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.
      4. The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ NMS, identify and recommend to the Board

i. the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii. persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii. persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX C – PAGE 2

      5. The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.
      6. The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.
      7. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s corporate governance and such other matters as the Committee may determine to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be delegated by the Board. The adoption of this Amended and Restated Charter shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.
      The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS ADOPTED ON FEBRUARY 23, 2005
ANNEX C – PAGE 3

ANNEX D
WEBMD CORPORATION
GOVERNANCE & COMPLIANCE COMMITTEE CHARTER
AS ADOPTED ON OCTOBER 28, 2004

A.	Purpose; Membership
      1. Purpose. The Governance & Compliance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Corporation (the “Corporation”): (a) to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation; (b) to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and to provide additional oversight of those compliance programs; and (c) to provide oversight of senior executive recruitment and management development.
      2. Membership. The Committee shall consist of the Chairpersons of the Board’s Nominating Committee, Compensation Committee and Audit Committee. Unless otherwise determined by the Committee, the Chairperson of the Nominating Committee shall serve as the Chairperson of the Committee. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board as Chairpersons of the Nominating, Compensation or Audit Committee, as the case may be.

B.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year, one of which meetings shall be held in advance of the Board’s determination regarding proposals to be included in the Proxy Statement for the Annual Meeting of Stockholders.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

C.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.
      2. The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.

      3. The Committee shall develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.
      4. The Committee shall assess the adequacy of this Charter and the Corporate Governance Guidelines on at least an annual basis and shall submit any proposed amendments to this Charter or the Corporate Governance Guidelines that the Committee recommends be made to the Board for its approval.
      5. The Committee shall be responsible for making any required determinations regarding the independence of the members of the Board.
      6. The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.
      7. The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation and development of management talent.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.
      The Committee shall have the power to retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
GOVERNANCE & COMPLIANCE COMMITTEE CHARTER –
AS ADOPTED ON OCTOBER 28, 2004
ANNEX D – PAGE 2

WEBMD CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
September 29, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints each of Andrew C. Corbin, Lewis H. Leicher and Charles A. Mele as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2005 Annual Meeting of Stockholders of WEBMD CORPORATION, to be held at the Sheraton Crossroads Hotel, 12th Floor, One International Boulevard, Mahwah, New Jersey 07495 on September 29, 2005 at 10:00 a.m, Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.
     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.
     Please date, sign and mail your proxy card in the envelope provided as soon as possible.
☒          Please mark your votes as in this example.
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

			WITHHOLD	FOR ALL
		FOR	AUTHORITY	EXCEPT
		ALL	FOR ALL	(See instructions
		NOMINEES	NOMINEES	below)
1.	To elect the persons listed below to each serve a three year term as a Class I director.	☐	☐	☐
Nominees: Neil F. Dimick and Joseph E. Smith
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the individual’s name in the list above.)
		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to WebMD’s Certificate of Incorporation to change the corporate name of WebMD to Emdeon Corporation.	☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2005.	☐	☐	☐
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.
Signature:

    Date:

    Signature:

    Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.